Exhibit 99.2

I N V E S T O R P R E S E N T A T I O N AN INNOVATIVE SENSOR FUSION AND PERCEPTION SOFTWARE SOLUTION FOR ADAS / AD INCREASED PERFORMANCE, SCALABILITY AND FLEXIBILITY AT LOW COST

This management presentation (the “Presentation”) has been prepared by LeddarTech Inc . (“LeddarTech” or the “Company”) in order to assist parties interested in the Company in conducting their own evaluation of the Company . The Presentation does not purport to contain all information that may be required or desired by an interested party in investigating the Company, its business or prospects, and it shall not be deemed to be an indication of the state of affairs of the Company historically, at its stated date or in the future . Portions of this Presentation have been prepared based on information received from the Company and other sources considered reliable ; however, the Company has not independently verified that such information is correct . Neither the Company nor Prospector Capital Corp . (“Prospector”), nor any of their respective affiliates or any of their control persons, officers, directors or employees, make any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation . No representation or warranty, expressed or implied, is accepted as to the completeness or accuracy of any information in the Presentation or any other information provided in conjunction with an evaluation of the Company . Only those particular representations and warranties that may be made in relation to any legally binding written definitive agreement signed by the parties relating to the Company, and subject to such limitations and restrictions as may be agreed, shall have any legal effect . Conditions and information reported in the Presentation may change without any notice, and the Company and its affiliates and related persons disclaim any responsibility or liability to update the information contained in this Presentation . In addition, all of the market data included in this Presentation involves a number of assumptions, limitations, projections and estimates and research . Such market data is necessarily subject to a high degree of uncertainty and risk and there can be no guarantee as to the accuracy or reliability of such assumptions . Caution Regarding Forward - Looking Information This Presentation contains statements which constitute forward - looking statements . Forward - looking statements include statements that are predictive in nature, depend upon future events or conditions, or include words such as “expects”, “anticipates”, “plan”, “believes”, “estimates”, “intends”, targets”, “projects”, “forecasts”, “schedule”, or negative versions thereof and other similar expressions, or future or conditional verbs such as “may”, “will”, “should”, “would” and “could” . These forward - looking statements are not descriptive of historical matters and may refer to management’s expectations or plans . These statements include but are not limited to statements concerning the Company’s business objectives and plans including the Company’s corporate strategy and strategic priorities ; the Company’s future financial performance and prospects ; future industry trends ; future technological developments ; and the Company’s expectations for sales of its products and services . These statements are based upon the Company’s current expectations and assumptions and, while considered reasonable, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward - looking statements . By their nature, forward - looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future, which are beyond the Company’s ability to predict or control including, but not limited to, risks associated with : changes in the mix of products and services sold which, due to associated margins, can impact the Company’s financial results ; economic cycles including downturns which can result from adverse general economic conditions ; competition ; the risk that unforeseen factors may arise that result in the Company not being able to achieve its operating income, cash flow and other business model targets ; the Company’s reliance on external sources of funding and the potential adverse effects of disruptions in any of these arrangements ; and the Company’s ability to attract and retain key personnel necessary for its business ; as well as other risks highlighted under the section Summary Risk Factors in this Presentation . Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward - looking statements, including statements regarding projected business, operating or financial results, contained in this Presentation . Such statements are based on a number of assumptions which may prove to be incorrect including, but not limited to, the following assumptions : there is no material deterioration in the business and economic conditions in the marketplace for the Company’s products and services ; the Company’s expectations regarding market and technology trends ; the Company is able to execute its strategy without delays or disruptions ; the Company’s expectations relating to the needs and direction of the marketplace for its products and services ; the Company is able to introduce products and services and capitalize on new opportunities generally as expected ; the Company’s expectations relating to its future operating expenses, as well as the capital required to conduct its business in the future, are not materially incorrect ; customer acceptance and demand for the Company’s products and services remains generally as anticipated ; and the Company is able to continue to retain and attract key employees . Readers are cautioned that the foregoing list of important factors and assumptions is not exhaustive . Forward - looking statements are not guarantees of future performance . Events o r circumstances could cause the Company’s actual results to differ materially from those estimated o r projected and expressed in, o r implied by, these forward - looking statements, and any estimated, forecasted and projected financial results contained i n this Presentation should not be considered to be a presentation of actual results that wi l l be achieved o r realized . Consequently, readers should not place any undue reliance on these forward - looking statements . Forward - looking statements are provided for the purpose of providing information about management’s current expectations and plans relating to the future . Readers are cautioned that such information may not be appropriate for ot h er purposes . In addition, these forward - looking statements relate to the date on which they are made . None of the Company and its affiliates and related persons undertakes any duty, intention o r obligation to update o r revise any forward - looking statements o r the foregoing list of factors, whether as a result of new information, future events o r otherwise, after the date on which the statements are made o r to reflect the occurrence of unanticipated events . 2

LeddarTech

DISCLAIMER (CONT'D)

Market and Industry Data

Certain market, industry and other data used herein have been obtained or derived from third-party sources and publications as well as from research reports prepared for other purposes. Although the information from these third-party sources is believed to be reliable, none of the Company or its management has independently verified the data obtained from these sources, and no assurances can be made regarding the accuracy or completeness of such data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained herein.

Trademarks

In addition to trademarks, service marks, trade names, copyrights and logos of LeddarTech contained herein, this presentation contains trademarks, service marks, trade names, copyrights and logos of other companies, which are the property of their respective owners. Unless otherwise stated, the use of these other trademarks, service marks, trade names, copyrights and logos herein does not imply an affiliation with, or endorsement of the information contained herein by, the owners of such trademarks, service marks, trade names, copyrights and logos.

Additional Information About the Proposed Business Combination and Where To Find It

In connection with the proposed business combination, the parties will prepare and file a registration statement on Form F-4 (the "Registration Statement") with the Securities and Exchange Commission ("SEC"), which will include a document that will serve as a proxy statement of Prospector and a prospectus of LeddarTech Holdings Inc, and after the Registration Statement is declared effective, a definitive proxy statement will be distributed to Prospector's shareholders in connection with Prospector's solicitation of proxies for the vote by Prospector's shareholders in connection with the proposed business combination and other matters described therein. Investors and security holders are urged to read carefully and in their entirety the Registration Statement when it becomes available, any amendments or supplements to the Registration Statement, and other documents filed by Prospector or LeddarTech Holdings Inc. with the SEC in connection with the proposed business combination because these documents will contain important information. Investors and security holders will be able to obtain free copies of the Registration Statement, when available, and other relevant documents filed or that will be filed by Prospector or LeddarTech Holdings Inc., with the SEC through the website maintained by the SEC at www.sec.gov.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued in the proposed business combination or determined if this presentation is truthful or complete.

Participants in the Solicitation

Prospector and certain of its directors, executive officers and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from Prospector's shareholders in connection with the proposed business combination. Information about the directors and executive officers of Prospector can be found in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 31, 2023. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Prospector's shareholders in connection with the proposed business combination and will be set forth in the Registration Statement when it is filed with the SEC. The Company, LeddarTech Holdings Inc. and certain of their respective directors, executive officers and employees also may be deemed to be participants in the solicitations of proxies in connection with the proposed business combination. Information regarding these persons who may, under SEC rules, be deemed participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement.

No Offer or Solicitation

This Presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

3

Introduction

LeddarTech

LEDDARTECH AT A GLANCE

Innovative Environmental Sensing Solutions for
Advanced Driver Assistance Systems (“ADAS”) and Autonomous Driving (“AD”)

DISRUPTIVE FUSION AND PERCEPTION SOFTWARE FOR ADAS AND AD

- ✓ We enable original equipment manufacturers (OEMs) and Tier 1-2s to solve critical sensing, fusion and perception challenges
- ✓ Our solution is cost effective, increasing the sensors' overall range and enabling entry level to premium ADAS
- ✓ LeddarVision's Low-Level Sensor Fusion outperforms current architectures, which has fundamental scalability limits

STRONG AND DEFENDABLE TECHNOLOGY MOAT

>150 patents (80 granted) cover the complete spectrum from signal acquisition to perception and fusion

Solid anteriority — many patents filed before most autotech companies began research

Fundamental to meeting robust, reliable and affordable perception required by regulations

GLOBAL FOOTPRINT

- ✓ ~180 employees across 8 countries
- ✓ 4 Research and Development Centers:
  - Canada
    - Montreal, Quebec City, Toronto
  - International:
    - Tel Aviv Israel
- ✓ International Business Development Offices Supporting:
  - Europe
  - Asia
  - North America

5

LeddarTech

EXECUTIVE MANAGEMENT TEAM



CHARLES BOULANGER

Chief Executive Officer & Board Member

- 35+ years of experience in senior management positions and with public companies
- CEO of three companies, with experience completing two IPOs and an LBO
- Track record of establishing performance-based culture
- Previously worked at Atrium Innovations and Unipex Group
- Extensive experience in successful M&A, complex financing and companies with global footprints
- Joined in 2012



FRANTZ SAINTELLEMY

President & Chief Operating Officer

- 25+ years of experience in the electronics and automotive sector with public company officer experience
- Extensive sensing, AD, AI, IoT and automotive knowledge
- Previously worked at IDT, Analog Devices, Future Electronics and ZMD
- Several successful startup exits, leveraged buyout and patents
- Joined in 2017



CLAUDE SAVARD

Chief Financial Officer (Interim)

- 35+ years of experience in financial leadership roles
- Private and public company CFO roles
- Graduate of University of Sherbrooke, CPA and member of the Ordre de CPA du Quebec
- Joined in 2022



PIERRE OLIVIER

Chief Technology Officer

- 30+ years of experience and a LiDAR industry subject matter expert
- R&D background with proven track record
- Personally involved with 24 patents globally
- Joined in 2010



DAVID TORRALBO

Chief Legal Officer

- 20+ years of experience in corporate securities law and an expert in public and private M&A
- Private and public company CLO roles
- Graduate of University of Ottawa (LL.L & LL.B), McGill University, and a member of the Quebec Bar
- Joined in 2022

Global Presence: ~190+ employees across eight countries & three continents

6

Overview ▪ Prospector Capital Corp. (“PRSR” or “Prospector”) is a publicly traded SPAC ▪ Strategy is to identify, acquire and maximize the value of a company in the technology sector that complements the experience of PRSR management team and can benefit from the team’s operational expertise Highly Experienced PRSR Management Team ▪ 25+ years of experience in technology ▪ Seasoned executive with a proven record of success at multinational organizations ▪ 17 years of experience at Qualcomm, served as President from March 2014 to January 2018 Derek Aberle Co - Founder, CEO Steve Altman Co - Founder, Chairman Nick Stone Co - Founder, CFO ▪ 20+ years of experience in financial services ▪ Partner at FS Investors ▪ Served as VP at TPG Capital, involved with investments totaling over $20B in revenue Investment Expertise Operational Expertise Deep Industry Connections Experience Identifying Technology Trends Commercialization Expertise Public Company Experience Transaction Capabilities ▪ Management team has proven experience leading and growing both multi - national and early - stage technology businesses ▪ Committed to providing support, guidance, and additional management talent when necessary ▪ Experience identifying growth opportunities in the technology sector from an operating and investment perspective ▪ Team has deployed billions of dollars of capital through financial investments and overseen early - stage business initiatives ▪ Management team has been at the center of the largest semiconductor and technology sectors ▪ Team has built extensive networks of relationships with some of the largest partners, customers, suppliers, and investors globally ▪ Experience developing and optimizing commercialization strategies ▪ Extensive experience structuring and negotiating major commercial agreements, developing models, and driving growth ▪ Experience serving as executives and board members at publicly traded companies and with interacting with investors, financial analysts and the media ▪ Deep understanding of financial markets ▪ Significant investment and transaction experience across a range of stages and asset classes ▪ Involved with more than 200 investments representing approximately $15B of invested capital ▪ 30+ years of experience in technology ▪ Spent 24 years at Qualcomm in numerous leadership roles including President and Vice Chairman ▪ Managing member of AJL Investments and Board Member of Dexcom 7

LeddarTech

PROPOSED TRANSACTION SUMMARY

Key Assumptions

- $330M pro forma enterprise value to the market at close
- $200M pre-money equity value to existing LeddarTech shareholders at close[a]
  - Additional consideration to LeddarTech existing shareholders of up to 5.0M earnout shares vesting up to 7 years post-close equally over 5 tranches: share price triggers of (1) $12.00, (2) $14.00, (3) $16.00, (4) milestone of signing first customer contract with an OEM for 150K or more units/year, and (5) sending invoice for product delivery to a customer needing 150K or more units/year[a]
- PRSR public shareholders will receive 1.0 additional NewCo shares for each SPAC Class A share not redeemed at close
- $49M net proceeds to balance sheet assumes: $43M minimum structured PIPE, $23M SPAC cash in trust[b], $10M estimated transaction expenses, $7M partial paydown of existing debt[b]
- Assuming $43M structured PIPE commitment, LeddarTech existing shareholders will retain ~58% ownership of the pro forma company at close[a][b]
- LeddarTech existing shareholders will be locked up for up to 4 years post-close and 6 months post-close for those existing investors that participate pro-rata in PIPE. Sponsor is contributing more than its pro-rata to the PIPE and will be subject to the 6 month lock up.

Sources & Uses

Sources	
Common Stock Issued to LeddarTech[a]	$200
Structured PIPE[c]	43
Rollover of Existing Debt[d]	35
Cash from PRSR Trust[b]	23
Cash from LeddarTech Balance Sheet[d]	4
Total Sources	**$305**

Uses	
Common Stock Issued to LeddarTech[a]	$200
Cash to PF Balance Sheet	53
Rollover of Existing Debt[d]	35
Partial Paydown of Existing Debt[b][d]	7
Estimated Transaction Expenses	10
Total Uses	**$305**

Capital Structure & Ownership Breakdown[e]

	PF Shares	Ownership
LeddarTech Existing Shareholders[a]	20.0	57.5%
Sponsor[f]	6.1	17.5%
PRSR Public Shareholders[b]	4.4	12.6%
Structured PIPE Investors[c]	4.3	12.4%
Pro Forma Total Shares Outstanding	**34.8**	**100.0%**

Total Equity Value ($10.00 per share)	**$348**
Less: Pro Forma Cash[d]	(53)
Plus: Pro Forma Debt[d]	35
Pro Forma TEV	**$330**


12%
13%
18%
57%
LeddarTech Existing Shareholders[a]
Sponsor[f]
PRSR Public Shareholders[b]
Structured PIPE Investors[c]

PRSR public shareholders will receive 1.0 additional NewCo shares for each SPAC Class A share not redeemed at close

($USD in Millions, except share price) (a) Excludes 5.0M LeddarTech ("LT") earnout shares. $200M valuation includes aggregate in-the-money ESOP and C-Options. LT earnout price triggers hit when share price exceeds threshold for 20/30 trading days post-close. (b) Assumes 0% redemptions of current $23M trust and includes interest. PRSR public shareholders will receive 1.0 additional NewCo shares for each SPAC Class A share not redeemed at close. Assumes trust proceeds retained exceeding $15.0M will be used to pay down existing debt. (c) Reflects $43M convertible notes, which have a 5-year term and are convertible at $10.00 per share. (d) Per LT consolidated financial statements, estimated cash balance of $3.5M and debt balance of $42.3M as of 03/31/2023. (e) LT existing shareholders, Sponsor, and structured PIPE investors may have overlapping owners and currently reflect only distinct ownership by each security. (f) Assumes 75% of founder shares vesting at close, 25% of founder shares and 25% of private placement warrants moved to earnout at $12.00, $14.00, $16.00 triggered when share price exceeds these thresholds for 20/30 trading days post-close.

8

LeddarTech

INVESTMENT HIGHLIGHTS

LARGE & FAST-GROWING TOTAL ADDRESSABLE MARKET

$32 billion addressable market[(1)] (2035) with value-added solutions leveraging the benefits of low-level fusion
Market powered by the near-term need to unify data from the proliferation of sensors as ADAS systems evolve from L1 to L3 and above

DISRUPTIVE FUSION AND PERCEPTION SOFTWARE SOLVING FUNDAMENTAL INDUSTRY CHALLENGES

Unique, proprietary low-level fusion and perception enables high performance, low-cost ADAS systems while providing the independence from hardware needed for software platforms to be used across vehicle models, upgrades and roadmap

EARLY MOVER MARKET POSITION AND TECHNOLOGY LEAD

Seven years experience with low-level fusion, with strong anteriority on fundamental IP

PURE-PLAY SOFTWARE FOR AUTO

- High-margins, scalable per vehicle royalty license model
- Tier 1 go-to-market partners support commercialization[2]
- Automotive car model sales & production cycles provide high visibility on recurring software royalty revenues

WORLD-CLASS TEAM

Unique team of software, AI and machine learning expertise and know-how built over many years supported by experienced management and board

Industry leading perception software solution for ADAS and AD based on proprietary low-level fusion technology

1. Tier1 Consultancy.
2. Tier1s have significant expertise, resources and capabilities (including servicing) to support OEMs, greatly reducing risk. They also have existing business relationships as qualified and trusted suppliers.

9

The Problems We Solve

Video Introduction (Placeholder)

OBJECT FUSION – SENSORS INDIVIDUALLY DETECT & CLASSIFY OBJECTS BEFORE FUSING DECISIONS TOGETHER Incumbent ADAS Object Fusion Architecture: Limited Performance as Separate Perception Engines for each sensor detect and classify the scene; output is then fused with data from other sensors and there is significant loss of data from each sensor (filtered) MODEL OF VEHICLE ENVIRONMENT SENSOR 1 SENSOR 2 PERCEPTION 2 SENSOR N OBJECT FUSION AI PERCEPTION 1 AI PERCEPTION N AI SENSOR N MODEL SENSOR 2 MODEL SENSOR 1 MODEL “A separation of Hardware and Software would fundamentally change the dynamics of the automotive industry’s player and value landscape. ” 2 High Cost and Complexity for hardware, software and processing as well as cost associated with architecture (multiple software stacks to maintain, verify, validate and certify) 3 Hardware Dependence means any change in sensor / position requires significant perception software re - coding, training and testing to achieve required performance and safety 4 Lack of Scalability as architecture does not scale as features, sensors and sensor position vary across brands and models McKinsey “Automotive Software and Electronics 2030” … 12

LeddarTech

WE SOLVE ONE OF THE BIGGEST CHALLENGES FACING THE INDUSTRY

ACCURATE & COST-EFFECTIVE ENVIRONMENTAL AWARENESS

LeddarTech provides a unique working low-level sensor fusion technology that combines multiple sensor inputs into a single higher quality environmental model of a car's surroundings

Vehicle Environmental Awareness

We allow the vehicle to better understand its environment allowing better driving decisions

Our low-level sensor fusion platform does more with lower sensor and processing cost

Allowing Cars to Move Closer to Fully Autonomous Driving

Provider of Low-Level Sensor Fusion Software

Combines multiple sensor inputs into a single higher quality 3D model

Delivering 2x performance at nearly 30-40% lower cost of current "object fusion" alternatives adopted today

Hardware Agnostic Technology

Enabling broad sensor second sourcing opportunity for OEMs

Allowing OEMs to change their sensor suite without major software recoding or AI retraining

We significantly lower cost, increase performance and shorten time-to-market for our customers

13

LeddarTech

INDUSTRY PLAYERS SEEK SENSOR FUSION AT SCALE

LOW-LEVEL FUSION IS THE CORNERSTONE OF NEXT GENERATION ADAS SOFTWARE AS OEMS MOVE AWAY FROM OBJECT FUSION

Cristina Rico García, Ph.D., Head of Sensor Fusion at CARIAD

"We need to successfully transition from classic, object-based sensor fusion to the more advanced approach of AI-based sensor fusion"

Aptiv, The Next-Gen ADAS Platform for Software-Defined Vehicles Whitepaper

"By fusing low-level detections centrally, the software can identify objects that would normally not be visible. This improves the reliability of detecting small, obscured or static targets. It also helps the system accurately identify and track multiple targets, such as those typically encountered in dense urban environments.."

Sampling of Automotive OEMs and Tier1s who have acknowledged the need for low-level fusion

Industry leaders acknowledge the benefits of low-level fusion

14

LeddarTech

INDUSTRY LEADERS MOVING AWAY FROM SINGLE SENSOR PLATFORMS

Volvo's EX90 Electric SUV to Incorporate Roof-Mounted LiDAR

Volvo's new EV features "one of the most advanced sensor sets on the market," including eight cameras, five radars, 16 ultrasonic sensors, and a cutting-edge lidar sensor

— JIM ROWAN, VOLVO CEO

Tesla Adds Radar in its Cars Amid Self-Driving Suite Concerns

"A very high-resolution radar would be better than pure vision, but such a radar does not exist. I mean vision with high-resolution radar would be better than pure vision."

— ELON MUSK, TESLA CEO

Mercedes-Benz World's First OEM to Certify Level 3 System for U.S. Market

Mercedes' DRIVE PILOT "international rollout" of safe conditionally automated driving powered by 30 sensors including radar, LiDAR and cameras

— MARKUS SCHAFER, MERCEDES-BENZ CTO

Honda Adds Functions to Honda Sensing 360 Omni-Directional Safety System

"By combining radar at all four corners with the front camera/radar, the system becomes capable of sensing what is happening around the vehicle over quite a long distance"

— YUTAKA TAMAGAWA, OPERATING EXECUTIVE

Multi-sensor adoption by industry leaders is expected to drive greater demand for technologically superior low-level fusion

15

The LeddarVision Solution

LeddarTech

WHY LOW-LEVEL SENSOR FUSION IS SUPERIOR TO OBJECT FUSION


SENSOR 1
SENSOR 2
SENSOR N
LOW-LEVEL FUSION
Raw data from multiple sensors fused together
ABSTRACT 3D DATA
PERCEPTION
AI
MODEL OF VEHICLE ENVIRONMENT



LeddarTech low-level fused 3D data

Benefits of Low-Level Fusion Architecture:

1. **High Perception Performance** with nearly 2x range and greater reliability, as each sensor complements each other's strength, also resulting in less degradation in difficult weather conditions and improved safety
2. **Lower Computing & Maintenance Costs** from leaner architecture and savings on 3D sensors and on-sensor processors.
3. **Hardware Agnostic Solution** provides go-to-market flexibility shorter development cycles. Demonstrated 6-week integration of new camera and 4D RADAR with customer testimonial of best performance ever seen
4. **Improved Scalability** from ability to integrate with multiple sensors which results in a single software platform supporting multiple brands and models

17

Improved performance at 30 - 40% lower cost TESLA CAMERAS - CENTRIC – DEMONSTRATED LIMITATIONS Camera - only solutions lack quality depth perception & range and fail in common conditions versus the LeddarTech solution Camera - centric with significant errors on simple vehicles at moderate distance LeddarTech (red) provides higher accuracy and stability (matches the ground truth in teal blue) 18

LeddarTech

ENABLING HIGH-PERFORMANCE LOW COST ADAS

FRONT CAMERA PERCEPTION

FRONT RADARS PERCEPTION

LEDDARVISION LOW-LEVEL FUSION & PERCEPTION


Reliable camera-only detection
Lacks distance precision
Reliable RADAR only detection
Lacks resolution
Object Fusion (limited by the weaknesses of each sensor)
LeddarVision (leverages the strengths of each sensor)

- ✓ LeddarVision's low-level fusion nearly doubles sensor effective range
- ✓ Enables implementing entry level ADAS NCAP/GSR at lower sensor and system cost
- ✓ Legacy fusion cannot perform as well

LeddarVision optimally combines limited lateral & longitudinal data

Nearly 2x Range

$20 Sensor Cost Reductions

- ✓ Lower cost camera
- ✓ No medium range radar
- ✓ Single perception software computational equipment

19

LeddarTech

LEDDARTECH PLATFORM INCLUDES FOUR STANDARD SOFTWARE PRODUCTS THAT RUN ON AN EMBEDDED PROCESSOR IN A VEHICLE

HARDWARE INDEPENDENCE ENABLES A SINGLE ADAS SOFTWARE PLATFORM FOR ALL VEHICLE MODELS, UPGRADES AND ROADMAP

1. The LeddarVision low-level fusion algorithm creates a standardized 3d model from any sensor set
2. Perception is processed on a single 3d model, significantly reducing system computation costs (savings increase as more sensors are added)



MODEL OF VEHICLE ENVIRONMENT
PERCEPTION
ABSTRACT 3D IMAGE
LOW-LEVEL FUSION

3. LeddarVision perception hence requires limited retraining on new configurations or modifications

PRODUCTS COVER COMPLETE VEHICLE MODEL LINEUPS & ROADMAP

Entry-Level L2 Front
B Sample: 6/30/23



IMU
GPS
Wheel odo
V
1.2 Mpx 120° FoV front camera
R
Short-range corner front radar
R
Short-range corner front radar

High-Performance L2 Front
B Sample: 9/30/23



Short-range corner rear radar
Short-range corner rear radar
IMU
GPS
Wheel odo
3 Mpx 120° FoV front camera
Short-range corner front radar
Medium-range front radar
Short-range corner front radar

Premium Surround L2+
B Sample: 9/30/23



Short-range corner rear radar
Surround camera
Short-range corner rear radar
Surround camera
IMU
GPS
Wheel odo
3 Mpx 120° FoV front camera
Surround camera
Surround camera
Short-range corner front radar
Medium-range front radar
Short-range corner front radar

Parking L2/L2+
A Sample: 9/30/23



Short-range corner rear radar
Surround Camera
Short-range corner rear radar
Surround Camera
IMU
GPS
Wheel ODO
Surround Camera
Short-range corner front radar
Surround Camera
Short-range corner front radar

20

LeddarTech

ENABLING HIGH-PERFORMANCE LOW COST ADAS AND AD

MOBILEYE – SURROUND $L2^+$ SENSOR SET

Vision centric approach inflates camera modality requirements (both specifications and number of cameras) to achieve the target system performance and increases total sensing cost (11 cameras, 5 radars)



1xMain	120°	8MP
1xNarrow	28°	8MP
2xWingFront	100°	8MP
2xWingRear	100°	8MP
1xRear	60°	8MP
4xSvc	195°	3MP
1xLR/MR Radar	50°, >200m	
4xSR Radar	150°,150m	

Total sensors cost $430


2xWing Rear 100°, 8MP
4xcorner SRR (optional)
1xRear 60°, 8MP
2xWing Front 100°, 8MP
1xMain 120°, 8MP
1xMRR
1xNarrow 28°, 8MP
4xSVC 195°, 3MP

LEDDARTECH – SURROUND $L2^+$ SENSOR SET

Low Level Fusion and perception optimally combines camera and radar modalities, achieving a high-performance system with reduced specifications per modality at lower total sensing cost (6 cameras, 5 radars)

1xFront	120°	3MP
1xRear	120°	3MP
4xSvc	195°	3MP
4xSR Radar	150°,150m	
1xMR Radar	50°, >200m	

Total sensors cost: $250 (*)



- Camera
- Parking Camera
- Front LRR/MRR
- Corner SRR

*** REDUCED SENSORS' REQUIREMENTS HAS ALSO SECONDARY IMPACT ON SYSTEM COST (REDUCED PROCESSING COST, ENERGY SAVING AND HEAT)**


2xrear corner SRR
2xfront corner SRR
1xMain 120°, 3MP
1xRear 120°, 3MP
1xMRR
4xSVC 195°, 3MP

Estimates based on available market information and internal insights

21

Vertically Integrated Solution Providers Processor Vendors with Software Bundles Pure Play Software Vendors Processor Independent x X X x Sensor Independent x X x x Low - Level Fusion Centric (performance, cost and scalability benefits) x X X X Example Vendor(s) Fundamental, proprietary IP to achieve performance, cost efficiency and scalability, with an open business model (vs vertically integrated) 22

FUNDAMENTAL IP Fundamental proprietary fusion IP is core to the benefits of superior performance, flexibility and scalability at lower cost Solid anteriority — many patents filed before most autotech companies began research COMPANY PORTFOLIO OF 150+ PATENTS From signal acquisition to perception and fusion 153 PATENTS 80 AWARDED 73 PENDING 1 2 Citations of the company’s patents from industry leaders (subset shown here) confirm the importance and anteriority of the company’s IP 25% Acquisition 22% Processing 21% Perception 14% Automotive 18% Transportation and Industrial 68% Software 23

Market Opportunity

PRIME TIMING FOR LOW - LEVEL FUSION PERCEPTION SOFTWARE Fast - Growing ADAS & AD Market : $42B by 2030 (1) with $32B Target Addressable Market by 2035 (1) (US$ billions) 6 7 14 6 8 13 1 4 2 2 3 6 2020 2025 2030 2035 Environment Perception Functional Integration Prediction & Planning 1. McKinsey “Outlook on the automotive software and electronics market through 2030” (January 3, 2023) 2. Tier1 Consultancy. 3. Stellantis & Hyundai Press Releases 4. Roland Berger Computer On Wheels Part 4 OEMS NEED TO MIGRATE TO SOFTWARE DEFINED VEHICLES (SDVs) WHERE SOFTWARE SHAPES THE HARDWARE INCUMBENT SOLUTIONS DO NOT SCALE EFFICIENTLY FROM LEVEL 1 TO LEVEL 3+ (SIGNIFICANT INCREASE IN SENSOR AND COMPUTE COSTS) 2020 - 2035 CAGR: 11% INCREASED SOFTWARE SPEND BY OEMS €20B Investment in Software and Electrification by 2030 “To leverage the speed and agility associated with the de - coupling of hardware and software cycles” – Stellantis $ 13B Investment in SDV Development b y 2030 “To empower vehicles with the ability to evolve through software” – Hyundai (2) (2) 1 - 2 Sensors L1 3 - 9 Sensors L2 L3+ 10 - 20+ Sensors Data & Compute Requirements and Cost Pressure $16B OEM Software Annual Cost Savings by 2030 “ The SDV approach is fundamental to meet the complexity challenges and increase functional demand. It also represents a massive opportunity to boost value ” – Roland Berger (3) 25

26 Ramp Up Period Year 1 Year 2 Year 3 Year 4 Year 5 Typical Automotive Car Model Sales and Production Cycle Generates Multi - Year Revenues for Suppliers Year 6 Year 7 Year 8 Year 9 Year 10 Ramp Down Period 1) Status of May 2023 15 13 1 Prime Period

LeddarTech’s software, IP and data offerings support high - margin revenue streams Software and Passenger Vehicles Commercial & Off - road Vehicles Data Per vehicle royalty Per vehicle royalty Upside One - time One - time SaaS / recurring Data Solutions and Services LeddarTech Revenue Streams Pricing Model Frequency Software license fee Engineering Services Software maintenance Per project fee Per project fee 5% of annual software royalty revenue per vehicle One - time One - time Recurring 27

Valuation

29 Source: Company Filings as of May 19, 2023. Market Cap Median: $345M ($ in millions) $348 $2,595 $1,866 $1,075 $639 $383 $307 $239 $217 $139 $56

LeddarTech

INVESTMENT HIGHLIGHTS

LARGE & FAST-GROWING TOTAL ADDRESSABLE MARKET

$32 billion addressable market[1] (2035) with value-added solutions leveraging the benefits of low-level fusion

Market powered by the near-term need to unify data from the proliferation of sensors as ADAS systems evolve from L1 to L3 and above

DISRUPTIVE FUSION AND PERCEPTION SOFTWARE SOLVING FUNDAMENTAL INDUSTRY CHALLENGES

Unique, proprietary low-level fusion and perception enables high performance, low-cost ADAS systems while providing the independence from hardware needed for software platforms to be used across vehicle models, upgrades and roadmap

EARLY MOVER MARKET POSITION AND TECHNOLOGY LEAD

Seven years experience with low-level fusion, with strong anteriority on fundamental IP

PURE-PLAY SOFTWARE FOR AUTO

- High-margins, scalable per vehicle royalty license model
- Tier 1 go-to-market partners support commercialization[2]
- Automotive car model sales & production cycles provide high visibility on recurring software royalty revenues

WORLD-CLASS TEAM

Unique team of software, AI and machine learning expertise and know-how built over many years supported by experienced management and board

Industry leading perception software solution for ADAS and AD based on proprietary low-level fusion technology

1. Tier1 Consultancy.
2. Tier1s have significant expertise, resources and capabilities (including servicing) to support OEMs, greatly reducing risk. They also have existing business relationships as qualified and trusted suppliers.

30

Appendix

LeddarTech

SENSOR DNA DROVE LEDDARTECH'S ADVANCED SENSOR FUSION SOFTWARE CAPABILITIES

15 years of continued investments in software for automotive

Significant Capital Invested Since 2010

FS INVESTORS
Investissement Québec
OSRAM
Desjardins
bdc
SOFIMAC INVESTMENT MANAGERS

2007-2017

10 years of software & signal processing for smart sensing solutions

Set a strategic priority on software

Early camera-LiDAR fusion and perception + patent applications

2018 – 2019

MAGNA

Opened R&D center of excellence, hiring 9 Magna employees in perception ADAS

2020

VAYAVISION

Acquisition accelerated software roadmap and time-to-market

Major T1 | Trimble

First demo & PoC with Major Tier1. Signed commercial agreement with Trimble

2021

cognata Simulating Autonomy

Integration of simulation authoring software with LeddarVision

Major T1

After successful POC, selected to proceed with LeddarTech over other options including their internal solution

2022





- ✓ Pure-play automotive software model focused on low-level fusion and perception
- ✓ Potential licensing model for significant IP portfolio
- ✓ Selected LeddarTech for next generation parking systems

FICOSA

32

LeddarTech

BACKED BY AN EXPERIENCED BOARD OF DIRECTORS



CHARLES BOULANGER
CEO & Board Member
LeddarTech
UNIPEX Smart Distributeur
ATRIUM
Fonds innovexport
PIERIDAE ENERGY
35+ YEARS OF EXPERIENCE



MICHEL BRÛLÉ
Chairman of the Board
Investissement Québec
Investment Committee
35+ YEARS OF EXPERIENCE



DOMINIQUE BELANGER
Board Member
bdc
Managing Partner
25+ YEARS OF EXPERIENCE



YANN DELABRIERE
Board Member
ST
Board Member
ALSTOM
Lead Independent Director
Faurecia
Former Chairman and CEO
PSA GROUPE
Former CFO
35+ YEARS OF EXPERIENCE



DEREK ABERLE
Board Member[1]
Qualcomm
Former President
XCOM
FS INVESTORS
25+ YEARS OF EXPERIENCE



CARL-PETER FORSTER
Board Member
VOLVO
Board Member
TATA MOTORS
Former CEO
gm
Former CEO (Europe)
BMW
GEELY
35+ YEARS OF EXPERIENCE



NICK STONE
Board Member[1]
TPG
KKR
FS INVESTORS
20+ YEARS OF EXPERIENCE



PETER MARKS
Board Member
BOSCH
Former Chairman and CEO
35+ YEARS OF EXPERIENCE



SIMON C. MORRIS
Board Member
Texas Instruments
Former VP and GM
NXP
Former VP and GM
30+ YEARS OF EXPERIENCE

Experienced leadership with strong relationships across the technology, semiconductor, automotive and sensing industries

1. Member of Prospector Capital Corp. Management Team

33

Insufficient resolution prevents identification of the car by the perception layer The result is that the camera system alone does not include the car at 200 meters in its environmental model SCALING OBJECT FUSION PERFORMANCE ADDS COST: 1) Much higher resolution camera – more expensive and requires more processor power 2) Add a narrow FoV camera for higher resolution at 200m – increases sensor cost and computational cost 3) Add a high - resolution RADAR – increases sensor set and computational cost Camera image (vehicles in highlighted area in the 100 - 200m range) 34

• Disaggregation of hardware from software enabling OEM sourcing flexibility • Allows OEMs to change or upgrade sensors without major recoding and AI retraining of their fusion software • Facilitates “over - the - air” and “backwards compatible” upgrades to meet NCAP requirements • Efficiently solves the fusion problem for OEMs as sensors proliferate in the vehicle* 35 * Based on various customer public publications (e.g. slide 12)

LeddarTech

TESTIMONIALS

"**LeddarTech has the best sensor fusion and perception technology in the industry today**."

VP Prod. Planning – Major Korean Tier 1

"We need a solution today and **no hardware solution**, regardless of price, can meet our needs."

CTO – Leading Off-Road System Supplier

"This strategic alliance with **LeddarTech allows us to continue to revolutionize the in-vehicle experience**"

Josep Maria Forcadell, Chief Technology Officer at Ficosa

"**LeddarTech sensor fusion and perception software allows to get much more out of our RADARs than we ever imagined possible**."

CEO and Cofounder – Leading Radar Player

"**We have attempted to create this technology ourselves and failed.** This is a hard problem to address."

"We have scoured the market to look for another provider of this software, and **we cannot find anyone.**"

"We have benchmarked LeddarTech's technology with our proprietary dataset and **this is best-in-class.**"

Global Dir. Innovation – Major German Tier 1

36

Risks Related to Our Business • We have not generated meaningful revenues and have significant incurred losses. We expect to continue to incur losses and may not be successful in generating revenue in the future in significant amounts or at all. • Our financial statements contain disclosure regarding the significant doubt about our ability to continue as a going concern. Our ability to execute our business plan, to fund our operations and to continue as a going concern depends on our ability to raise capital and the continuous support of our creditors. • We invest significantly in research and development, and to the extent our research and development efforts are unsuccessful, our competitive position would be negatively impacted and our business, results of operations and financial condition would be adversely affected. • Our transition from a sensory hardware - focused development business model to a sensory software - focused development business model may not be successful. • Our historical financial information, historical financial results and operating and business history, which were achieved under our prior sensory hardware - focused business model, may not be representative of our future results under a sensory software - focused business model. • We have a limited operating history and an unproven business model in a new market and face significant challenges in a rapidly evolving industry. Our prospects may be considered speculative and any failure to commercialize our strategic plans would have an adverse effect on our operating results and business, harm our reputation and could result in substantial liabilities that exceed our resources. • If we are unable to develop and introduce new solutions and improve existing solutions in a cost - effective and timely manner, then our competitive position would be negatively impacted and our business, results of operations and financial condition would be adversely affected. • We operate in a highly competitive market and compete against a large number of established competitors and new market entrants, some of whom have substantially greater resources. • We currently do not have any committed Original Equipment Manufacturer (“OEM”) or Tier 1 customers for our solutions, and while we have invested significant time, funds and efforts seeking OEM and Tier 1 selection of our solutions, our solutions ultimately may not be chosen for use in production models. If we fail to achieve design wins after incurring substantial expenditures in these efforts, our future business, results of operations and financial condition would be adversely affected. • Even if we achieve design wins, prospective customers may not purchase our solutions in any certain quantity, at any certain price or at all, and there may be significant delays between the time we achieve a design win and the time a contract for production is agreed to and we are able to realize revenue. Any failure to obtain OEM and Tier 1 customers for our solutions and services, whether following design wins or otherwise, would materially adversely affect our business, results of operations and financial condition. • We expect that a substantial portion of future revenue will come from a small number of OEMs and Tier 1 customers, and the loss of or a significant reduction in sales to, one or more of major Tier 1 customers and/or the discontinued incorporation of our solutions by one or more major OEMs in their vehicle models, would materially adversely affect our business, results of operations and financial condition. • Product integration could face complications or unpredictable difficulties, which may adversely impact customer adoption of our products and our financial performance. • We face supply chain risks and risks of interruption of requisite services, including, as a result of our reliance on a single or limited suppliers and vendors, for certain components, equipment and services. • Our business may suffer from claims relating to, among other things, actual or alleged defects in our solutions. If our solutions actually or allegedly fail to perform as expected, publicity related to these claims could harm our reputation and decrease demand for our solutions or increase regulatory scrutiny of our solutions. 37

Risks Related to Our Business (cont’d) • If we are unable to overcome our limited sensory fusion solutions sales history and are unable establish and maintain confidence in our long - term business prospects among our customer prospects and within our industry or are subject to negative publicity, then our future business, results of operations and financial condition would be adversely affected. • We are highly dependent on the services of Charles Boulanger, our Chief Executive Officer, Frantz Saintellemy, our President and Chief Operating Officer, and Pierre Olivier, our Chief Technology Officer. • If we are unable to attract, retain and motivate key employees, then our business, results of operations and financial condition would be adversely affected. • As part of growing our business, we may make acquisitions. If we fail to successfully select, execute or integrate our acquisitions, then our business, results of operations and financial condition could be materially adversely affected, and our stock price could decline. • We will need to raise additional capital in the future, which may not be available on terms acceptable to us, or at all. • We are affected by fluctuations in currency exchange rates, including those in connection with recent inflationary trends in the United States, Canada, and globally. • We face risks associated with doing business in various national and local jurisdictions. • Global or regional conditions can adversely affect our business, results of operations and financial condition. • Catastrophic events can adversely affect our business, results of operations and financial condition. • Disruptions in financial markets may adversely impact the availability and cost of credit and have other adverse effects on us and the market price of our stock. Risks Related to our Intellectual Property Rights • We may not be able to adequately protect, defend or enforce our intellectual property rights and our efforts to do so may be costly. • We may become subject to claims and litigation brought by third parties alleging infringement by us of their intellectual property rights. • We depend on licenses for certain technologies from third parties, some of which require us to pay royalties, and our inability to use such technologies in the future would harm our ability to remain competitive. • In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know - how that can be more difficult to protect or enforce, which could allow competitors to independently develop or commercialize superior technology, software and products. • We use certain software and data governed by open - source licenses, which under certain circumstances could adversely affect our business, results of operations and financial condition. 38

Risks Related to Privacy, Data and Cybersecurity • Interruptions to our information technology systems and networks and cybersecurity incidents could adversely affect our business, results of operations and financial condition. • Security breaches and other disruptions of our in - vehicle systems and related data could impact the safety of our end users and reduce confidence in us and our solutions. • Failures or perceived failures to comply with privacy, data protection and information security requirements, or theft, loss, or misuse of personal information about our employees, customers, end users, or other third parties, or other information, could increase our expenses, damage our reputation, or result in legal or regulatory proceedings. Risks Related to Our Industry • The current uncertain economic environment and inflationary conditions may adversely affect global vehicle production and demand for our solutions. • Advanced driver assistance systems (“ADAS”) and autonomous driving systems rely on a complex set of technologies, and there is no assurance that the rate of acceptance and adoption of these technologies will increase in the near future or that a market for fully autonomous vehicles will fully develop. • We operate in an industry that is new and rapidly evolving. The estimates and forecasts of our total addressable market (“TAM”) and serviceable available market (“SAM”) as well as other market and industry projections included in this presentation are subject to significant uncertainty. If markets for sensor fusion products develop more slowly than we expect, or long - term end - customer adoption rates and demand are slower than we expect, our operating results and growth prospects could be harmed. Regulatory and Compliance Risks • We are subject to a variety of laws and regulations that affect our operations and that could adversely affect our business, results of operations and financial condition. • Our business, results of operations and financial condition may be adversely affected by changes in automotive safety regulations regarding autonomous driving, which may increase our costs or delay or halt adoption of our sensor fusion solutions. • If we fail to comply with the laws and regulations relating to the collection of sales tax and payment of income taxes in the various jurisdictions in which we do business, we could be exposed to unexpected costs, expenses, penalties and fees as a result of our non - compliance, which could harm our business. • Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations. • We are subject to risks related to trade policies, sanctions and import and export controls. • The current conflict between Ukraine and Russia has exacerbated market instability and disrupted the global economy. 39

Risks Relating to Conflicts of Interest • Prospector Sponsor LLC (the “Sponsor”), the sponsor of Prospector Capital Corp (“PCC”), as well as members of PCC’s management team and its board of directors, have interests that are different, or in addition to (and which may conflict with), the interests of PCC’s public shareholders and the other shareholders of LeddarTech Inc . (the “Company”), and have conflicts of interest relating to the proposed business combination (the “Business Combination”) with the Company . Such conflicts may adversely affect the interests of PCC’s stockholders and the Company’s shareholders and include the following : • The Sponsor owns 100% of PCC’s Class B ordinary shares or approximately 79% of all ordinary shares outstanding. Accordingly, a significant amount of voting power to approve the business combination is held by the Sponsor and no public shareholders are required to vote in favor of a business combination. The foregoing does not take into account warrants to purchase an additional 500,000 Class A ordinary shares of PCC. • Derek Aberle, who is the Chief Executive Officer and a member of the board of directors of PCC, and Nick Stone, who is the Chief Financial Officer and a member of the board of directors of PCC, are both managers of the Sponsor and managers of FS LT Holdings LP, which currently owns preferred stock i n the Company, and serve on the board of directors of the Company . As a result of the foregoing, Messrs . Aberle and Stone may be deemed to have a significant influence over the Company and conflicts of interest i n the Business Combination with the Company . All of the ot h er members of PCC’s board of directors ot h er than Rob Lumbra have direct o r indirect investments i n the Company prior to the Business Combination . • The exercise of PCC’s directors’ and officers’ discretion in agreeing to the terms of the business combination, or changes or waivers relating thereto, involve conflicts of interest relating to the ownership and positions described above when determining whether such terms, changes or waivers are appropriate and in PCC’s shareholders’ best interests . • Since the Sponsor and the officers and directors of the Sponsor will lose their entire investment if PCC’s initial business combination is not completed by December 31, 2023, a conflict of interest may arise in determining whether the proposed Business Combination with the Company is appropriate for PCC’s initial business combination. Risks Related to the Proposed Business Combination • The Sponsor has agreed to vote in favor of the Business Combination, regardless of how PCC’s public shareholders vote. • PCC and the Company will incur significant transaction and transition costs in connection with the Business Combination. • The announcement of the proposed Business Combination could disrupt the Company’s relationships with its customers, suppliers, business partners and others, as well as its operating results and business generally. • Subsequent to the consummation of the proposed Business Combination, the Company (following the amalgamation with PCC, “AmalCo”) may be exposed to unknown or contingent liabilities and may be required to subsequently take write - downs or write - offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and its share price, which could cause you to lose some or all of your investment . • The historical financial results of the Company and unaudited pro forma financial information may not be indicative of what AmalCo’s actual financial position or results of operations would have been. • If the conditions to the Business Combination Agreement are not met, the Business Combination may not occur. • Among other conditions, the Business Combination Agreement will have a minimum cash proceeds condition, which may make it more difficult for us to complete the proposed Business Combination. • During the pendency of the Business Combination, PCC will not be able to enter into a business combination with another party because of restrictions in the Business Combination Agreement. Furthermore, certain provisions of the Business Combination Agreement will discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Business Combination Agreement. 40

Risks Related to the Proposed Business Combination (cont’d) • The proceeds held in the trust account could be reduced and the per share redemption amount received by shareholders may be less than $10.00 per share in the event of any third - party claims against PCC. • PCC’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders. • We may not have sufficient funds to satisfy any indemnification claims from our directors and executive officers. • If PCC is unable to consummate its initial business combination, after PCC distributes the proceeds i n PCC’s trust account to PCC shareholders, and PCC files a winding - up o r bankruptcy petition o r an involuntary winding - up o r bankruptcy petition is filed against PCC that is not dismissed, a bankruptcy court may seek to recover such proceeds, and PCC’s board of directors may be viewed as having breached their fiduciary duties to PCC creditors, thereby exposing the members of PCC’s board to claims of punitive damage . • If PCC is unable to consummate its initial business combination, and if a winding - up or bankruptcy petition or an involuntary winding - up or bankruptcy petition is filed against PCC and it is not dismissed, the claims of creditors in such proceeding may have priority over the claims of PCC shareholders and the per share amount that would otherwise be received by PCC shareholders in connection with PCC’s liquidation may be reduced . • PCC’s shareholders may be held liable for claims by third parties to the extent of distributions received by them upon redemption of their shares if no business combination occurs. • PCC’s public shareholders wi l l experience immediate dilution as a consequence of the issuance of AmalCo common shares as consideration i n the Business Combination and the PIPE Investments and due to future issuances under any equity incentive plans of AmalCo . Having a minority share position may reduce the influence that our current shareholders have on the management of AmalCo . • Warrants will become exercisable for AmalCo common shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders. • Even if the Business Combination is consummated, the public warrants may never be i n the money, and they may expire worthless and the terms of the warrants may be amended i n a manner adverse to a holder if holders of at least 65 % of the then outstanding public warrants approve of such amendment . • Your unexpired warrants may be redeemed prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless. • There can be no assurance that AmalCo common shares that will be issued in connection with the proposed Business Combination will be approved for listing on Nasdaq following the closing of the proposed Business Combination, or that AmalCo will be able to comply with the continued listing rules of Nasdaq . • The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through an initial public offering and may create risks for our unaffiliated investors. • The proposed Business Combination may be subject to U . S . foreign investment regulations, which could delay the transaction and require the parties to adopt mitigation measures to address perceived national security issues, or cause the government to block the transaction entirely . • The Business Combination may be completed even though material adverse effects may result from the announcement of the Business Combination, industry - wide changes and other causes. • Delays in completing the Business Combination may jeopardize or substantially reduce the expected benefits of the Business Combination. 41

Additional Risks Related to Ownership of AmalCo Common Shares Following the Business Combination and AmalCo Operating as a Public Company • AmalCo does not intend to pay cash dividends for the foreseeable future. • If analysts do not publish research about AmalCo’s business or if they publish inaccurate or unfavorable research, AmalCo’s stock price and trading volume could decline. • AmalCo’s business and operations could be negatively affected if it becomes subject to any securities litigation or shareholder activism, which could cause AmalCo to incur significant expense, hinder execution of business and growth strategy and impact its stock price. • Future resales of AmalCo common shares after the consummation of the Business Combination may cause the market price of AmalCo’s securities to drop significantly, even if AmalCo’s business is doing well. • The issuances of additional shares of the Company common shares may result in dilution of future AmalCo shareholders and have a negative impact on the market price of AmalCo common shares. • An active market for AmalCo’s securities may not materialize, which would adversely affect the liquidity and price of AmalCo’s securities. • If the benefits of the Business Combination do not meet the expectations of investors, shareholders or financial analysts, the market price of AmalCo’s securities may decline. • Recent market volatility could impact the stock price and trading volume of AmalCo’s securities. • The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention. • Failure to establish and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes - Oxley Act could have an adverse effect on our business, results of operations and financial condition. • AmalCo will be an emerging growth company subject to reduced disclosure requirements, and there is a risk that availing itself of such reduced disclosure requirements will make its ordinary shares less attractive to investors and may make it more difficult to compare our performance with other public companies. • Because AmalCo will become a public reporting company by means other than a traditional underwritten initial public offering, AmalCo’s shareholders may face additional risks and uncertainties. • PCC and the Company have no history operating as a combined company. The unaudited pro forma condensed combined consolidated financial information may not be an indication of AmalCo’s financial condition or results of operations following the Business Combination, and accordingly, shareholders have limited financial information on which to evaluate AmalCo and their investment decisions. • Following the Business Combination, AmalCo will qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, will be exempt from certain provisions applicable to United States domestic public companies. AmalCo could lose its status as a foreign private issuer in the future, causing it to incur substantial costs, time and resources. • As a foreign private issuer, AmalCo will be permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq listing standards. 42

Risks Related to PCC • PCC’s ability to complete an initial business combination in which a substantial majority of PCC shareholders elect to redeem their shares. • The ability of PCC’s shareholders to exercise redemption rights with respect to the PCC Class A ordinary shares may prevent PCC from completing the Business Combination or optimizing its capital structure. • PCC is an emerging growth company subject to reduced disclosure requirements, and there is a risk that availing itself of such reduced disclosure requirements will make its ordinary shares less attractive to investors and may make it more difficult to compare PCC’s performance with other public companies. • If PCC is deemed to be an investment company under the Investment Company Act of 1940 , as amended, it may be required to institute burdensome compliance requirements and its activities may be restricted, which may make it difficult to complete the Business Combination or cause the parties to abandon their efforts to complete the Business Combination . • If PCC is unable to complete the Business Combination o r another initial business combination by December 31 , 2023 , PCC wi l l cease all operations except for the purpose of winding up, redeeming 100 % of the outstanding public shares, and, subject to the approval of its remaining shareholders and PCC’s board of directors, dissolving and liquidating . In such event, third parties may bring claims against PCC and, as a result, the proceeds held i n its trust account could be reduced and the per - share liquidation price received by shareholders could be less than $ 10 . 00 per share . • Because PCC is incorporated under the laws of the Cayman Islands, in the event the Business Combination is not completed, PCC’s shareholders may face difficulties in protecting their interests, and their abilities to protect their rights through the U.S. federal courts may be limited. • The requirement that PCC completes its business combination by December 31 , 2023 may limit the time PCC has in which to conduct due diligence on potential business combination targets, in particular as PCC approaches its dissolution deadline, which could undermine its ability to complete its initial business combination on terms that would produce value for its shareholders . • If PCC is unable to consummate its business combination by December 31, 2023, PCC’s public shareholders may be forced to wait until December 31, 2023 before redemption from PCC’s trust account. • Actions taken by the Sponsor and/or its affiliates could influence the vote on the proposal to approve the Business Combination, have a depressive effect on the PCC Class A ordinary shares and reduce the public “float” of AmalCo’s securities. • If PCC’s due diligence investigation of the Company was inadequate, then shareholders of PCC following the consummation of the Business Combination could lose some or all of their investment. • PCC has conducted due diligence to assess the management of the Company’s business but cannot assure shareholders that the Company’s management has all the skills, qualifications or abilities necessary to manage a public company. 43

LEDDARTECH HEAD OFFICE 4535 boulevard Wilfrid - Hamel, Suite 240 Québec (Québec) G1P 2J7 Canada